Exhibit 99.4

CONSENT OF

JEFFERIES & COMPANY, INC.

Board of Directors

Hologic, Inc.

35 Crosby Drive

Bedford, Massachusetts 01730

We hereby consent to the use of our opinion letter dated May 20, 2007 to the Board of Directors of Hologic, Inc. (“Hologic”) included as Annex D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Hologic and Cytyc Corporation, and to references to such opinion in such Proxy Statement/Prospectus under the captions “Summary—The Merger—Opinions of Financial Advisors—Hologic,” “The Merger—Background to the Merger,” “The Merger—Hologic Reasons for the Merger” and “Opinions of Financial Advisors to the Hologic Board of Directors.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

JEFFERIES & COMPANY, INC.

By:	/s/ Peter A. Lombard
Name:	Peter A. Lombard
Title:	Managing Director

Waltham, MA

June 28, 2007